Exhibit (5)

Prudential Defined Income Variable Annuity Application Annuities are issued by Pruco Life Insurance Company of New Jersey	Annuities Service Center

Financial Professionals:

1-800-513-0805

Fax 1-800-576-1217

www.prudentialannuities.com

Regular Mail Delivery

Annuities Service Center

P.O. Box 7960

Philadelphia, PA 19176

Overnight Service, Certified or

Registered Mail Delivery

Prudential Annuities Service Center

2101 Welsh Road

Dresher, PA 19025

SECTION 1 ■ LIFETIME INCOME SELECTION (One must be chosen)

☐ Single Designated Life	☐ Spousal Designated Lives

SECTION 2 ■ OWNERSHIP INFORMATION

A. TYPE OF OWNERSHIP

Non Entity:	☐ Natural Person(s)
Entity:	☐ Custodian	☐ C Corporation*	☐ S Corporation*	☐ Trust*
*If the Owner is a Trust, Corporation or other entity you must complete and submit the Certificate of Entity form with this application.

B. OWNER

Name (First, Middle, Last, or Trust / Entity)	☐ Male	☐ Female	Birth Date (Mo - Day - Yr)	SSN / TIN
- -

Street Address	City	State	ZIP

Telephone Number

☐ U.S. Citizen	☐ Resident Alien/Citizen of:

☐ Non-Resident Alien/Citizen of:	(Submit IRS Form W-8 (BEN, ECI, EXP or IMY))

C. CO-OWNER - Not available for entity-owned Annuities or Qualified Annuities. If a Co-owner is elected, then the Spousal Designated Lives option must be chosen above

      Check here to designate the Co-Owners as each other’s Primary Beneficiary.

☐ Name (First, Middle, Last)	☐ Male	☐ Female	Birth Date (Mo - Day - Yr)	SSN / TIN
- -

Street Address	City	State	ZIP

Telephone Number	☐ U.S. Citizen	☐ Resident Alien/Citizen of:

☐ Non-Resident Alien/Citizen of:	(Submit IRS Form W-8 (BEN, ECI, EXP or IMY))

Relationship to Owner:

(Continued)

P-BBND-APP(2/13) NY	ORD 206386 NY	page 1 of 6

SECTION 2 ■ OWNERSHIP INFORMATION (continued)

D. ANNUITANT - Complete this Section if the Annuitant is not the Owner.

Name (First, Middle, Last)                    ☐Male   ☐Female                     Birth Date (Mo - Day - Yr)    SSN / TIN

- -

Street Address	City	State	ZIP

Telephone Number

☐ U.S. Citizen	☐ Resident Alien/Citizen of:

☐ Non-Resident Alien/Citizen of:	(Submit IRS Form W-8 (BEN, ECI, EXP or IMY))

SECTION 3 ■ BENEFICIARY INFORMATION - NOTE: IF MORE THAN 4 BENEFICIARIES SEE SECTION 7

•	For Custodial IRA contracts, the Custodian must be listed as the Beneficiary.

•	For Qualified contracts (Profit Sharing Plan, 401(k), etc.) other than an IRA, ROTH IRA, SEP-IRA or 403(b), the Plan must be listed as the Beneficiary.

Indicate classifications of each Beneficiary Percentage. of benefit for all Primary Beneficiaries must total 100%. Percentage of benefit for all Contingent Beneficiaries must total 100%. If the Co-Owners have been chosen as each other’s Primary Beneficiary, then only Contingent Beneficiaries may be designated below.

Name (First, Middle, Last)	☐Male ☐Female	Birth Date (Mo - Day - Yr)
- -

☐ Primary	Street Address	City	State	ZIP

☐ Contingent	Telephone Number	SSN/TIN

Relationship	Percentage	%

Name (First, Middle, Last)	☐Male ☐Female	Birth Date (Mo - Day - Yr)
- -

☐ Primary	Street Address	City	State	ZIP

☐ Contingent	Telephone Number	SSN/TIN

Relationship	Percentage	%

Name (First, Middle, Last)	☐Male ☐Female	Birth Date (Mo - Day - Yr)
- -

☐ Primary	Street Address	City	State	ZIP

☐ Contingent	Telephone Number	SSN/TIN

Relationship	Percentage	%

Name (First, Middle, Last)	☐Male ☐Female	Birth Date (Mo - Day - Yr)
- -

☐ Primary	Street Address	City	State	ZIP

☐ Contingent	Telephone Number	SSN/TIN

Relationship	Percentage	%

P-BBND-APP(2/13) NY	ORD 206386 NY	page 2 of 6

SECTION 4 ■ ANNUITY INFORMATION

A. TYPE OF CONTRACT TO BE ISSUED

☐ Non-Qualified ☐ SEP-IRA*	☐ Roth 401(k)*(Plan Year)	☐ 457(b)*(gov’t. entity)

☐ 401*(Plan Year)	☐ IRA ☐ Roth IRA ☐ 403(b)*	☐ 457(b)*(501(c) tax-exempt)

☐ Other

*The following information is required if the contract being requested is an employer plan.

Employer Plan No. (if available)	Employer Plan Phone No.

Employer Plan Name	Employer Plan Contact Name

Street Address	City	State	ZIP

B. PURCHASE PAYMENTS

Make all checks payable to Pruco Life Insurance Company of New Jersey. Purchase Payment amounts may be restricted by Pruco Life Insurance Company of New jersey; please see your prospectus for details.

Your purchase payment(s) will be allocated 100% to the AST Long Duration Bond Portfolio.

SOURCE OF FUNDS

☐ Non-Qualified	☐ SEP-IRA	☐ 403(b)	☐ Traditional IRA	☐ 401(a)	☐ Roth IRA	☐ 401(k)

☐ Other

QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial estimated payment(s).			NON-QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial estimated payment(s).

☐ Transfer	$		☐ 1035 Exchange	$

☐ Rollover	$		☐ Amount Enclosed	$

☐ Direct Rollover	$		☐ CD Transfer or Mutual Fund
			Redemption	$
☐ IRA / Roth IRA
Contribution	$	for tax year

If no year is indicated, contribution defaults to current tax year.

SECTION 5 ■ E - DOCUMENTS

By providing my e-mail address below, and my signature in Section 10 of this application, I consent to receive and accept documents electronically during the duration of my variable annuity contract. These documents include, but are not limited to: account statements, confirmations, privacy notices, tax documents, prospectuses and prospectus supplements, annual and semi-annual reports, proxy statements, and correspondence. This consent will continue unless and until I revoke my consent by notifying Prudential at which time I will begin receiving paper documents by mail. I understand that e-mail notifications will be sent to me, indicating that documents are available, and will include instructions on how to quickly and easily access the documents by going to Prudential’s website.

Certain types of correspondence may still be delivered to you by paper mail. Registration on Prudential’s website is required for electronic delivery. There are no fees charged by Prudential for the e-Documents service or for paper documents. You must have a computer with Internet access, an active e-mail account, and Adobe Acrobat Reader to view your documents electronically. You can download Adobe Acrobat at no charge. See your Internet Service Provider for any other access fees that may apply.

E-mail Address

P-BBND-APP(2/13) NY	ORD 206386 NY	page 3 of 6

SECTION 6 ■ ADDITIONAL INFORMATION

If needed for:	• Special Instructions	• Beneficiaries	• Contingent Annuitant (for custodial business only)
	• Annuity Replacement	• Entity Authorized Individuals

SECTION 7 ■ NOTICES & DISCLAIMERS

Pursuant to Section 3 of the federal Defense of Marriage Act (“DOMA”), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract or certificate accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any annuity holder’s spouse.

SECTION 8 ■ OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S)

•

I represent that the Annuity for which I am applying is not being purchased for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to its termination; and

•	I acknowledge that the Annuity for which I am applying may not be traded on any stock exchange or secondary market; and
•	I represent that I am not being compensated in any way for the purchase of the Annuity for which I am applying; and
•

I understand that if I have purchased another Non-Qualified Annuity from Pruco Life Insurance Company of New Jersey or an affiliated company this calendar year that they will be considered as one annuity for tax purposes. If I take a distribution from any of these contracts, the taxable amount of the distribution will be reported to me and the IRS based on the earnings in all such contracts purchased during this calendar year; and

•	This variable annuity is suitable for my investment time horizon, goals and objectives and financial situation and needs; and
•

I understand that annuity payments, benefits or surrender values, when based on the investment experience of the separate account investment option(s), are variable and not guaranteed as to a dollar amount; and

•	I represent to the best of my knowledge and belief that the statements made in this application are true and complete; and
•	I acknowledge that I have received a current prospectus for this annuity.

P-BBND-APP(2/13) NY	ORD 206386 NY	page 4 of 6

SECTION 9 ■ OWNER & FINANCIAL PROFESSION – REPLACEMENT INFORMATION

Replacement Questions	Owner Response	Financial Professional Response
Does the Owner have any existing individual life insurance policies or annuity contracts?	☐ YES ☐ NO	☐ YES ☐ NO

Will this annuity replace or change any existing individual life insurance policies or annuity contracts?

(If yes, complete the following and submit the required Regulation 60 paperwork.)

If yes - Company: |                    |

Policy #: |                | Year Issued:|                 |

	☐ YES ☐ NO	☐ YES ☐ NO

SECTION 10 ■ OWNER SIGNATURE(S)

By signing below and having entered an e-mail address in Section 5, E-Documents, I am providing my informed consent to receive standard regulatory documents and other documents listed in Section 5 by electronic delivery.

(If contract is issued in a State other than the Owner’s State
REQUIRED	State where signed	of Residence , a Contract Situs Form may be required.)

OWNER’S TAX CERTIFICATION (SUBSTITUE W-9)

Under penalty of perjury, I certify that the taxpayer identification number (TIN) I have listed on this form is my correct TIN.

I further certify that the citizenship/residency status I have listed on this form is my correct citizenship/residency status.

☐ I have been notified by the Internal Revenue Service that I am subject to backup withholding due to underreporting of interest or dividends.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGN HERE		- -
	Owner Signature	Month Day Year

TITLE (if any)
If signing on behalf of an entity, you must indicate your official title / position with the entity; if signing as a Trustee for a Trust, please provide the Trustee designation.

SIGN HERE		- -
	Co-Owner Signature	Month Day Year

SIGN HERE		- -
	Annuitant Signature (if different from Owner)	Month Day Year

P-BBND-APP(2/13) NY	ORD 206386 NY | page 5 of 6

SECTION 11 ■ FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS AND SIGNATURE(S)

Financial Professional Statement

I am authorized and/or appointed to sell this variable annuity. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current Pruco Life Insurance Company of New Jersey approved sales material.

I certify that I have truly and accurately recorded on this application the information provided by the applicant. I acknowledge that Pruco Life Insurance Company of New Jersey will rely on this statement.

	-	-
Financial Professional Signature	Month	Day	Year

	-	-
Financial Professional Signature	Month	Day	Year

A. FINANCIAL PROFESSIONAL

Name (First, Middle, Last)	Percentage

%

ID Number	Telephone Number	E-mail

Name (First, Middle, Last)	Percentage

%

ID Number	Telephone Number	E-mail

PLEASE SELECT	For Financial Professional Use Only. Please contact your home office with any questions.
☐ Option A ☐ Option B

B. BROKER/DEALER

Name

For Broker/Dealer Use Only
	Networking No.	Annuity No. (If established)

P-BBND-APP(2/13) NY	ORD 206386 NY	page 6 of 6